Exhibit 99.1

Indaptus Therapeutics Reports Fourth Quarter and Year-End 2024 Financial Results and Provides Corporate Update

●	Company Achieves Key Clinical Milestone with more than 20 Patients Enrolled in Weekly Dosing Cohort of Phase 1 Trial of Decoy20
●	Pharmacodynamic immune activation biomarker and pharmacokinetics profiles in initial data sets appear to meet or exceed initial expectations
●	Early signs of potential benefit emerge with some patients demonstrating Stable Disease

NEW YORK (March 13, 2025) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”) today announces financial results for the fourth quarter and fiscal year ended December 31, 2024 and provides a corporate update.

Jeffrey Meckler, Chief Executive Officer of Indaptus, commented, “We continue to make significant progress in our Phase 1 trial of Decoy20, and enrolling more than 20 patients in the weekly dosing cohort marks an important milestone. We are particularly encouraged by the emerging clinical data, with some patients in this cohort demonstrating stable disease - an early sign that Decoy20’s immune-modulating approach may be having a meaningful impact. With a favorable safety profile observed so far, we are focused on efficiently advancing our trial and exploring Decoy20’s potential, both as a monotherapy and in combination therapy in difficult-to-treat cancers. We look forward to generating additional data in the months ahead as we prepare to initiate our planned combination trial with BeiGene’s PD-1 inhibitor, tislelizumab.”

Key recent highlights:

●	Successfully advanced Phase 1 study of Decoy20 in advanced solid tumors, with weekly dosing now underway following a positive Safety Review Committee assessment. Achieved key milestone with more than 20 patients enrolled in the weekly dosing cohort among the two Decoy20 dose levels, further supporting the clinical evaluation of Decoy20’s safety and activity. Additionally, early signs of potential benefit emerge with some patients with Stable Disease.

●	Entered clinical supply agreement with BeiGene to advance Decoy20 for its evaluation in combination with BeiGene’s PD-1 inhibitor, tislelizumab, for use in multiple cancer types, with trial initiation expected in 2025.

●	Secured new patents in China, Japan and Israel, covering Decoy bacteria compositions for the prevention or treatment of Hepatitis B virus (HBV) and human immunodeficiency virus (HIV), further expanding and reinforcing the company’s intellectual property position.

●	Received Clinical Trial authorization from Health Canada, clearing the Company for expansion of clinical trial sites and broader patient recruitment.

●	Presented promising PK, pharmacodynamic, and safety results for Decoy20 at the American Society for Clinical Oncology (ASCO) and the Society for Immunotherapy of Cancer (SITC) annual meetings.

●	Published data in Frontiers in Immunology demonstrating the pre-clinical pharmacodynamic, mechanism of action, and safety results for the Decoy platform.

●	Successfully completed multiple financings throughout the past year, including registered direct offerings and an equity line, bolstering financial flexibility.

Financial Highlights for Fourth Quarter and Fiscal Year Ended December 31, 2024

Research and development expenses for the three months ended December 31, 2024, were $2.5 million, which compares with $2.0 million in the three months ended December 31, 2023. The change was primarily due to an increase of $0.7 million expenses in our Phase 1 clinical trial and was offset by a decrease of $0.2 million in payroll and related expenses. Research and development expenses for the twelve-month period ended December 31, 2024, were $7.2 million, which compares with $7.6 million in the twelve-month period ended December 31, 2023. The decrease for the twelve-month period was primarily due to a decrease of approximately $1.3 million in the development of our manufacturing processes of Decoy20 that were conducted in 2023. This was offset by an increase of $0.9 million in costs associated with our Phase 1 clinical trial.

General and administrative expenses for the three months ended December 31, 2024, were $1.7 million, which compares with $2.2 million in the three months ended December 31, 2023. The change was primarily due to stock-based compensation, legal fees, and franchise tax expenses. General and administrative expenses for the twelve-month period ended December 31, 2024, were $8.1 million, which compares with $8.8 million in the twelve-month period ended December 31, 2023. The improvement for the twelve-month period was primarily due to a decrease of $1.3 million in legal fees, recruitment costs, payroll and related expenses, franchise tax, and directors’ and officers’ insurance expenses. This was offset by an increase of $0.6 million in investor relations and business development expenses.

Loss per share for the twelve-month period ended December 31, 2024 was $1.61, compared with $1.83 for the twelve-month period ended December 31, 2023.

As of December 31, 2024, the Company had cash and cash equivalents of $5.8 million. During January 2025, the Company conducted a private placement resulting in net proceeds of $2.0 million. During February 2025, the Company established a $20 million equity line of credit with Yorkville. As of December 31, 2023, the Company had cash and cash equivalents of $13.4 million. The Company expects that its current cash and cash equivalents will support its ongoing operating activities into the second quarter of 2025. This cash runway guidance is based on the Company’s current operational plans and excludes any additional funding and any business development activities that may be undertaken. Indaptus continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was $12.3 million for the twelve-month period ended December 31, 2024, compared with net cash used in operating activities of $13.4 million for the twelve-month period ended December 31, 2023. The variance resulted primarily from net changes in operating asset and liability items.

There was no net cash provided by or used in investing activities in the twelve-month period ended December 31, 2024. Net cash provided by investing activities was $17.1 million for the twelve-month period ended December 31, 2023, which was related to the maturity of $24.0 million in marketable securities, offset by net investment of $6.9 million in marketable securities.

Net cash provided by financing activities for the twelve-month period ended December 31, 2024, was $4.7 million, which was provided by the issuance and sale of the Company’s common stock under its ATM program and the issuance and sale of our common stock and warrants in financings conducted in August and November 2024. There was no net cash provided by or used in financing activities in the twelve-month period ended December 31, 2023.

2025 Outlook

●	The Company plans to dose the first patients in its combination study to evaluate potential synergy with BeiGene’s Tislelizumab.
●	The Company is working to increase the number of trial sites to accelerate patient enrollment and data collection.
●	The Company expects to provide further clinical updates throughout 2025, including data from weekly-dosing cohorts.
●	The Company plans to provide new data on expansion of the Decoy platform and nominate a new candidate for IND enabling studies.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (NOD)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The product candidates are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy product candidates represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas, pancreatic and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy product candidates in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product, with associated “cold” to “hot” tumor inflammation signature transition. IND-enabling, nonclinical toxicology studies demonstrated i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product. Indaptus’ Decoy product candidates have also produced significant single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things: our expectations and plans regarding our Phase 1 clinical trial of Decoy20 and our anticipated combination study, including the timing and design thereof; the anticipated effects of our product candidates, including Decoy20; the plans and objectives of management for future operations; our research and development activities and costs; the sufficiency of our cash and cash equivalents to fund our ongoing activities and our cash management strategy; and our assessment of financing options to support our corporate strategy. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2025, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR

Louie Toma

louie@coreir.com

Media Contact:

CORE IR

Jules Abraham

julesa@coreir.com

917-885-7378

INDAPTUS THERAPEUTICS, INC.

Consolidated Balance Sheets

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$5,786,753	$13,362,053
Prepaid expenses and other current assets	831,577	633,156

Total current assets	6,618,330	13,995,209

Non-current assets:
Property and equipment, net	-	735
Right-of-use asset	82,175	173,206
Other assets - deposits to third parties	638,251	754,728

Total non-current assets	720,426	928,669

Total assets	$7,338,756	$14,923,878

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$3,309,717	$2,672,327
Operating lease liability, current portion	84,164	101,705

Total current liabilities	3,393,881	2,774,032

Non-current liabilities:
Operating lease liability, net of current portion	-	73,348

Total non-current liabilities	-	73,348

Total liabilities	3,393,881	2,847,380

Commitments and contingencies

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 12,013,901 shares issued and outstanding as of December 31, 2024 and 8,401,047 shares issued and outstanding as of December 31, 2023	120,139	84,011
Preferred stock: $0.01 par value, 5,000,000 shares authorized as of December 31, 2024 and December 31, 2023; no shares issued or outstanding	-	-
Additional paid in capital	64,263,919	57,409,643
Accumulated deficit	(60,439,183)	(45,417,156)

Total stockholders’ equity	3,944,875	12,076,498

Total liabilities and stockholders’ equity	$7,338,756	$14,923,878

Consolidated Statements of Operations and Comprehensive Loss

	For the year ended December 31,
	2024	2023
Operating expenses:
Research and development	$7,251,097	$7,621,707
General and administrative	8,114,654	8,756,767

Total operating expenses	15,365,751	16,378,474

Loss from operations	(15,365,751)	(16,378,474)

Other income, net	343,724	955,003

Net loss	$(15,022,027)	$(15,423,471)

Net loss available to common stockholders per share of common stock, basic and diluted	$(1.61)	$(1.83)

Weighted average number of shares used in calculating net loss per share, basic and diluted	9,355,710	8,401,047

Net loss	$(15,022,027)	$(15,423,471)
Other comprehensive income:
Reclassification adjustment for interest earned on marketable securities included in net loss	-	(430,993)
Change in unrealized gain on marketable securities	-	334,559
Comprehensive loss	$(15,022,027)	$(15,519,905)

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(15,022,027)	$(15,423,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	735	1,284
Stock-based compensation	2,305,849	2,965,938
Interest earned on marketable securities	-	(430,993)
Changes in operating assets and liabilities:
Prepaid expenses and other current and non-current assets	(81,944)	161,800
Accounts payable and other current liabilities	474,057	(680,520)
Operating lease right-of-use asset and liability, net	142	647
Net cash used in operating activities	(12,323,188)	(13,405,315)

Cash flows from investing activities:
Purchase of marketable securities	-	(6,859,432)
Maturity of marketable securities	-	24,000,000
Net cash provided by investing activities	-	17,140,568

Cash flows from financing activities:
Proceeds from issuance of shares of common stock and warrants	5,510,591	-
Issuance costs	(762,703)	-
Net cash provided by financing activities	4,747,888	-

Net (decrease) increase in cash and cash equivalents	(7,575,300)	3,735,253

Cash and cash equivalents at beginning of year	13,362,053	9,626,800

Cash and cash equivalents at end of year	$5,786,753	$13,362,053

Noncash investing and financing activities
ASC 842 lease renewal option exercise	$-	$236,506
Transaction costs in accounts payable and other current liabilities	$163,333	$-
Change in accumulated other comprehensive income	$-	$(96,434)

Supplemental cash flow disclosures
Cash paid for income taxes	$1,600	$1,600